Exhibit 24
Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of nVent Electric plc, an entity organized under the laws of Ireland (the “Company”), hereby constitute and appoint Beth A. Wozniak and Jon D. Lammers, and each of them individually, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign his/her name as a director of the Company to this Registration Statement on Form S-8 and any amendments (including post-effective amendments) or supplements thereto, relating to the securities to be offered and sold pursuant to the nVent Electric plc 2018 Omnibus Incentive Plan (as such plan may be renamed from time to time) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or each of them, have done or shall lawfully do by virtue of this Power of Attorney.

WITNESS my hand this 5th day of May, 2020.

Signature	Title

/s/ Jerry W. Burris	Director
Jerry W. Burris

/s/ Susan M. Cameron	Director
Susan M. Cameron

/s/ Michael L. Ducker	Director
Michael L. Ducker

/s/ Randall J. Hogan	Director
Randall J. Hogan

/s/ Ronald L. Merriman	Director
Ronald L. Merriman

/s/ Nicola T. Palmer	Director
Nicola T. Palmer

/s/ Herbert K. Parker	Director
Herbert K. Parker

/s/ Beth A. Wozniak	Director
Beth A. Wozniak

/s/ Jacqueline Wright	Director
Jacqueline Wright